Item F (Revised deferred Comp Plan)

WESTCORE TRUST
DEFERRED COMPENSATION PLAN
[As Amended and Restated Effective February 18, 2005]

WESTCORE TRUST
DEFERRED COMPENSATION PLAN
(As Amended and Restated Effective February 18, 2005)

The Westcore Trust Deferred Compensation Plan (the "Plan"), a nonqualified unfunded deferred compensation plan, was adopted by the Board of Trustees (the "Board") on December 11, 1989, to allow members of the Board to defer all or a portion of the compensation earned by the Trustee for his services as Trustee.  The Plan is hereby amended and restated effective February 18, 2005.

1.      Eligibility.  Each Trustee of the Board of Westcore Trust (the "Trust") shall be eligible to participate in the Plan.

2.      Terms of Participation

(a)    A Trustee may elect to participate in the Plan by filing a Deferred Compensation Agreement (the "Agreement") with the Treasurer of the Trust (the "Treasurer") in the form attached hereto and incorporated by reference herein.  A Trustee's deferrals will commence as of the date of the Board's first meeting in the calendar year that follows the date the Agreement is filed with the Treasurer; provided that a Trustee may elect to begin deferrals with respect to the year in which the Trustee is first elected a Trustee by filing an Agreement with 30 days of being elected Trustee and provided further that a Trustee may elect to begin deferrals as of the Board meeting in which the Trustee is elected by filing a special election form of the Agreement with the Treasurer before that Board meeting.

(b)   Participation in the Plan will continue until the Trustee furnishes written notice to the Treasurer that the Trustee terminates his participation in the Plan or until such time as the Trust terminates the Plan pursuant to Section 6 below.  Termination by a Trustee shall be made by written notice delivered or mailed to the Treasurer (or his delegate) no later than December 31 of the calendar year preceding the calendar year in which such termination is to take effect.

(c)    A Trustee who has terminated his participation may subsequently elect to participate in the Plan by filing a new Agreement in accordance with subsection (a) above.

(d)   A Trustee may alter the amount of deferral for any future calendar year, and/or elect a different method by which he will receive amounts deferred for future calendar years, if the Trustee and the Trust enter into a new Agreement on or before December 31 of the calendar year preceding the calendar year for which the new Agreement is to take effect.  For each new Agreement which changes the method of receipt of deferred amounts, a new record account (the "Deferred Compensation Account" or "Account") will be established for the Trustee.

3.        Deferred Compensation Account.  While a Trustee participates in the Plan pursuant to an Agreement, all deferred compensation payable by the Trust for the Trustee's services shall be credited to the Trustee's Deferred Compensation Account ("Account") under the applicable Agreement.  A Trustee shall allocate amounts in his Account(s) among the investment options available under the Plan by submitting a written request to the Treasurer (or his delegate) on such form as may be required by the Treasurer prior to the date deferrals are scheduled to begin.  The Board shall specify from time to time the investment options available under the Plan.  The Trustee may request that the investment allocation of his Account, including past as well as future deferrals, be changed by submitting a written request to the Treasurer (or his delegate) on such form as may be required by the Treasurer, or by telephoning the Treasurer (or his delegate).  Such changes shall become effective as soon as administratively feasible after the Treasurer (or his delegate) receives such request.

          The Trustee's Account(s) will be credited daily with any income, gains, and losses that would have been realized if amounts equal to the deferred amounts had been invested in accordance with the Trustee's allocation election on the date such deferred amounts were credited to the Trustee's Account(s).  For this purpose, any amounts that would have been received, had amounts been invested as described above, from a chosen investment option will be treated as if reinvested in that option on the date such amounts would have been received.

4.        Distribution.  As of January 31 of the year immediately following the year in which the Trustee ceases to be a Trustee, the total amount credited to the Trustee's Account under the applicable Agreement shall be distributed to the Trustee (or upon his death, to his designated beneficiary) in accordance with one of the alternatives set forth below:

(i)                  one single-sum payment; or

(ii)                any number of annual installments (as calculated in the following paragraph) for a period of two to 10 years.  Installments shall be paid annually as of January 31 until the balance in the Trustee's Account is exhausted.

Selection of an alternative shall be made at the time the Trustee executes the Agreement.  Except as provided in the following paragraph, the amount of each installment payment, other than the final payment, shall be equal to 1/n multiplied by the balance in the Trustee's Account as of the previous December 31, where "n" equals the number of payments yet to be made.  The final payment will equal the balance in the Trustee's Account as of the final January 31 payment date.  For example, if payments are to be made in 10 annual installments commencing on January 31, 2000, the first payment will be equal to 1/10th of the December 31, 1999 balance in the Account, and the following year's payment would be equal to 1/9th of the December 31, 2000 balance.

                                    If the balance in the Trustee's Account as of the date of the first scheduled payment is less than $2,000, the Trust shall instead pay such amount in a single sum as of that date.  Further, the Trustee may not select a period of time which will cause an annual payment to be less than $1,000.  Notwithstanding the foregoing, in the event the Trustee ceases to be a Trustee of the Trust and becomes a proprietor, officer, partner, or employee of, or otherwise becomes affiliated with, any business or entity that is in competition with the Trust, or becomes employed by any governmental agency having jurisdiction over the affairs of the Trust, the Trust reserves the right at the sole discretion of the Board to make an immediate single-sum payment to the Trustee in an amount equal to the balance in the Trustee's Account at that time.

Notwithstanding the preceding two paragraphs, the Trust may at any time make a single-sum payment to the Trustee (or surviving beneficiary) equal to a part or all of the balance in the Trustee's Account upon a showing of an unforeseeable emergency  (as defined in Internal Revenue Code Section 409A9a)(2)(B)), including only a severe financial hardship to the Trustee resulting from an illness or accident to the Trustee, the Trustee's spouse or a dependent of the Trustee, loss of the Trustee's property due to casualty, or some other similar extraordinary unforeseeable circumstances arising as a result of events beyond the control of the Trustee.  The determination of whether such emergency exists shall be made at the sole discretion of the Board (with the Trustee requesting the payment not participating in the discussion or the decision).  The amount of the payment shall be limited to the amount necessary to meet the emergency, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Trustee's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship), and any remaining balance in the Trustee's Account shall thereafter be paid at the time and in the manner otherwise set forth in this Section.

                        If there is no beneficiary designation in effect at the Trustee's death or the designated beneficiary is dead at the Trustee's death, any amounts in the Trustee's Account shall be paid in a single sum to the Trustee's estate.  If the designated beneficiary dies after beginning to receive installment payments, any amounts payable from the Trustee's Account shall be paid in a single sum to the beneficiary's estate at the beneficiary's death.

5.                  Designation of Beneficiary.  A Trustee may designate in writing any person or legal entity as his beneficiary to receive any amounts payable from his Account(s) upon his death.  If the Trustee should die without effectively designating a surviving beneficiary, his beneficiary shall be his estate.

6.                  Amendment and Termination of the Plan.  The Board reserves the right to amend or terminate the Plan by a Board resolution.  Any such amendment or termination shall be effective at the end of the calendar year during which notification is given to each participating Trustee.  A written notice of any such amendment or termination shall be mailed by first class mail, addressed to the Trustee's last known address, or delivered by any other means, which is acknowledged in writing by the Trustee, no later than the date on which the amendment or termination is to take effect.  The balance in the Trustee's Account(s) shall remain subject to the provisions of the Plan and distribution will not be accelerated because of the termination of the Plan.

7.                  Non-Assignability.   The right of the Trustee or any other person to receive payments under this Plan or any Agreement hereunder shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Trustee or any beneficiary.

8.                  Miscellaneous.

(a)    No Funding.  The Trust shall not be required to fund or secure in any way its obligations hereunder.  Nothing in the Plan or in any Agreement hereunder and no action taken pursuant to the provisions of the Plan or of any Agreement hereunder shall be construed to create a trust or a fiduciary relationship of any kind.  Payments under the Plan and any Agreement hereunder shall be made when due from the general assets of the Trust.  Neither a Trustee nor his designated beneficiary shall acquire any interest in such assets by virtue of the Plan or any Agreement hereunder.  This Plan constitutes a mere promise by the Trust to make payments in the future, and to the extent that a Trustee or his designated beneficiary acquires a right to receive any payment from the Trust under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Trust.  The Trust intends for this Plan to be unfunded for tax purposes and for the purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

(b)   Interpretation.  The Board shall have full power and authority to interpret, construe, and administer this Plan and any Agreement hereunder and its interpretation and construction thereof, and actions hereunder, including any valuation of the Trustee's Account(s), or the amount or recipients of the payment to be made therefrom, shall be binding and conclusive on all persons for all purposes.  The Board shall not be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan and any Agreement hereunder unless attributable to its own willful misconduct or lack of good faith.

(c)    Withholding.  To the extent required by law, the Trust shall withhold federal or state income or employment taxes from any payments under the Plan or any Agreement hereunder and shall furnish the Trustee (or beneficiary) and the applicable governmental agency or agencies with such reports, statements, or information as may be required in connection with such payments.

(d)   Incapacity of Payee.  If the Board shall find that any person to whom any payment is payable under this Plan or any Agreement hereunder is unable to care for his affairs because of illness or accident, or is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the spouse, a parent, a brother or sister, or to any person deemed by the Board to have incurred expense for the person who is otherwise entitled to payment, in such manner and proportions as the Board may determine.  Any such payment shall serve to discharge the liability of the Trust under this Agreement to make payment to the person who is otherwise entitled to payment.

(e)    Expenses.  All expenses incurred in administering this Plan and any Agreement hereunder shall be paid by the Trust.

(f)     No Additional Rights.  Nothing in this Plan or any Agreement hereunder shall be construed as conferring any right on the part of the Trustee to be or remain a Trustee of the Trust or to receive any particular amount of Trustee's fees.

(g)    Binding Nature.  This Plan and any Agreement hereunder shall be binding upon, and inure to the benefit of, the Trust, its successors and assigns, and each Trustee and his heirs, executors, administrators, and legal representatives.

(h)    Governing Law.  This Plan and any Agreement hereunder shall be governed by and construed under the laws of the State of Colorado.

(i)      Effective Date.  This amended and restated Plan shall be effective as of  February 18, 2005.

                                                                                                BOARD OF TRUSTEES OF
                                                                                                WESTCORE TRUST

Date: February 18, 2005                                                                      By: /s/ Jack H. Henderson

WESTCORE TRUST
DEFERRED COMPENSATION AGREEMENT

This Agreement is entered into this ______ day of ______, ____, between Westcore Trust (the "Trust") and ______________ (the "Trustee").

            WHEREAS, the Trustee will be rendering valuable services to the Trust as a member of the Board of Trustees (the "Board"), and the Trust is willing to accommodate the Trustee's desire to be compensated for such services on a deferred basis;

                        NOW, THEREFORE, the parties hereto agree as follows:

1.         With respect to services performed by the Trustee for the Trust on and after [December 31 of current year unless Trustee is elected Trustee in current year/ see Section 2(a) of the Plan]____________ __, 20_, the Trustee shall defer _____ percent [insert whole number from one to 100] of the amounts otherwise payable to the Trustee for serving as a Trustee.  The deferred compensation shall be credited to a book reserve maintained by the Trust in the Trustee's name, together with credited amounts in the nature of income, gains, and losses (the "Account").  The Account maintained for the Trustee shall be paid to the Trustee on a deferred basis in accordance with the terms of this Agreement.

2.         The Trust shall credit the Trustee's Account as of the day such amount would be paid to the Trustee if this Agreement were not in effect.  Such Account shall be valued on a daily basis, and the Trustee shall receive a written accounting of his Account balance at the end of each calendar quarter.

The Trustee may request that all or a portion of the amount in his Account be allocated among one or more of the investment options offered by the Board under the Westcore Trust Deferred Compensation Plan (the "Plan").  The initial allocation request may be made at the time of enrollment.  Once made, an investment allocation request shall remain in effect for all future amounts allocated to the Trustee's Account until changed by the Trustee.  The Trustee may change his investment allocation for past deferrals and future deferrals by submitting a written request to the Treasurer of the Trust (the "Treasurer") (or his delegate) on such form as may be required by the Treasurer or by telephoning the Treasurer (or his delegate).  Such changes shall become effective as soon as administratively feasible after the Treasurer (or his delegate) receives such request.  Although the Trust intends to invest the amounts in the Trustee's Account according to the Trustee's requests, the Trust reserves the right to invest the amounts in the Trustee's Account without regard to such requests.  However, the investment return on the amounts credited to the Trustee's Account shall be the same as the investment return on the investment option(s) in which he elects investment, regardless of whether the Trustee's elections are actually implemented.  In the absence of any investment election by a Trustee, amounts credited to the Trustee's Account will be treated as having been invested in the BlackRock Money Market Fund for purposes of determining the investment return on the amounts.

Title to and beneficial ownership of any assets, whether cash or investments, which the Trust may use to pay benefits hereunder, shall at all times remain in the Trust, and the Trustee and any designated beneficiary shall not have any property interest whatsoever in any specific assets of the Trust.

3.        As of January 31 of the calendar year immediately following the calendar year in which the Trustee ceases to be a Trustee, the Trust (subject to the terms of the Plan) shall: [check one]

☐        pay the Trustee (or his beneficiary) a single-sum amount equal to the balance in the Trustee's Account on that date; or

☐        commence making annual payments to the Trustee (or his beneficiary) for a period of ___ [insert a whole number from two through 10] years.

If the second box is selected, subsequent installments shall be paid as of January 31 of each succeeding calendar year in approximately equal annual installments as adjusted and computed by the Trust in accordance with the terms of the Plan, with the final payment equaling the then remaining balance in the Trustee's Account.

4.         In the event the Trustee dies before payments have commenced or been completed under Section 3, the Trust shall make payment in accordance with Section 3 to the Trustee's designated beneficiary, whose name, address, and Social Security number are:

                                                            ___________________________________

                                                            ___________________________________

                                                            ___________________________________

                                                            ___________________________________

If there is no beneficiary designation in effect at the Trustee's death or the designated beneficiary predeceases the Trustee, any amounts in the Trustee's Account shall be paid in a single sum to the Trustee's estate.  If the designated beneficiary dies after beginning to receive installment payments, any amounts payable from the Trustee's Account shall be paid in a single sum to the beneficiary's estate at the beneficiary's death.

5.         This Agreement shall remain in effect with respect to the Trustee's compensation for services performed as a Trustee of the Trust in all future years unless terminated on a prospective basis in writing in accordance with the terms of the Plan.  The Trustee may subsequently elect to defer his compensation by executing a new Deferred Compensation Agreement. If a new Agreement is entered into which changes the manner in which deferred amounts will be distributed, a new Trustee's Account will be established for purposes of crediting deferrals, income, gains, and losses under the new Agreement.  Any new Agreement shall relate solely to compensation for services performed after December 31 of the year the new Agreement becomes effective and shall not alter the terms of this Agreement with respect to the deferred payment of compensation for services performed during any calendar year in which this Agreement was in effect.  Notwithstanding the foregoing, the Trustee may at any time amend the beneficiary designation hereunder by written notice to the Board.

6.         This Agreement constitutes a mere promise by the Trust to make benefit payments in the future, and the right of any person to receive such payments under this Agreement shall be no greater than the right of any unsecured general creditor of the Trust.  The Trust and Trustee intend for this Agreement to be unfunded for tax purposes and for the purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

7.         Any written notice to the Trust referred to in this Agreement shall be made by mailing or delivering such notice to the Trust c/o Jasper R. Frontz, Denver Investment Advisors LLC, 1225 17th Street, 26th Floor, Denver, Colorado 80202 to the attention of the Treasurer with a copy to ALPS Mutual Funds Services, Inc., Attention: Wade Clouse , 1625 Broadway, Suite 2200, Denver, Colorado 80202.  Any written notice to the Trustee referred to in this Agreement shall be made by mailing such notice to the Trustee at his last known address, or by any other means which is acknowledged by the Trustee in writing.

8.         This Agreement is subject to all of the terms contained in the Plan as attached hereto and incorporated by reference herein.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                                                                                    WESTCORE TRUST

                                                                                    By:

                                                                                    Title:

                                                                                                            , TRUSTEE

                                                                                    (Signature of Trustee)

 WESTCORE TRUST DEFERRED COMPENSATION PLAN
[As Amended and Restated Effective February 18, 2005]

TRUSTEE ACCOUNT ALLOCATION REQUEST
(Revised as of February 18, 2005)

I hereby request to have my Account(s) under the Westcore Trust Deferred Compensation Plan invested (or deemed to be invested) in the following investment options, and in the percentages indicated, as soon as administratively feasible.  This request supersedes any prior requests I have made with respect to such Plan, and applies to amounts deferred in the past under the Plan as well as to future deferrals.  I hereby agree to assume all risks in connection with the investment performance of the amounts which are invested (or deemed to be invested) in accordance with this election.

Percentage Invested	Investment Option

Westcore MIDCO Growth Fund
Westcore Blue Chip Fund
Westcore Small-Cap Opportunity Fund
Westcore Mid-Cap Value Fund
Westcore Growth Fund
____________	Westcore Small-Cap Value Fund
____________	Westcore Select Fund

____________	Westcore International Frontier Fund

Westcore Plus Bond Fund
Westcore Flexible Income Fund
Westcore Colorado Tax-Exempt Bond Fund
BlackRock Money Market Fund
100%

DATED:______________  ____, ____
                                                                                    Trustee

WESTCORE TRUST
DEFERRED COMPENSATION AGREEMENT
(FOR USE BY INDIVIDUAL BEFORE ELECTION AS TRUSTEE)
(SPECIAL ELECTION FORM OF AGREEMENT)

            This Agreement is entered into this ______ day of ______, ____, between Westcore Trust (the "Trust") and ______________ (the "Trustee").

                        WHEREAS, the Trustee expects to be elected a member of the Board of Trustees (the "Board") and, following such election, will be rendering valuable services to the Trust as a member of such Board;

            WHEREAS, the Trust is willing to accommodate the Trustee's desire to be compensated for such services on a deferred basis;

                        NOW, THEREFORE, the parties hereto agree as follows:

1.         With respect to services expected to be performed by the Trustee for the Trust on and after ____________ __, ____, the Trustee shall defer _____ percent [insert whole number from one to 100] of the amounts otherwise payable to the Trustee for serving as a Trustee.  The deferred compensation shall be credited to a book reserve maintained by the Trust in the Trustee's name, together with credited amounts in the nature of income, gains, and losses (the "Account").  The Account maintained for the Trustee shall be paid to the Trustee on a deferred basis in accordance with the terms of this Agreement.

2.         The Trust shall credit the Trustee's Account as of the day such amount would be paid to the Trustee if this Agreement were not in effect.  Such Account shall be valued on a daily basis, and the Trustee shall receive a written accounting of his Account balance at the end of each calendar quarter.

The Trustee may request that all or a portion of the amount in his Account be allocated among one or more of the investment options offered by the Board under the Westcore Trust Deferred Compensation Plan (the "Plan").  The initial allocation request may be made at the time of enrollment.  Once made, an investment allocation request shall remain in effect for all future amounts allocated to the Trustee's Account until changed by the Trustee.  The Trustee may change his investment allocation for past deferrals and future deferrals by submitting a written request to the Treasurer of the Trust (the "Treasurer") (or his delegate) on such form as may be required by the Treasurer or by telephoning the Treasurer (or his delegate).  Such changes shall become effective as soon as administratively feasible after the Treasurer (or his delegate) receives such request.  Although the Trust intends to invest the amounts in the Trustee's Account according to the Trustee's requests, the Trust reserves the right to invest the amounts in the Trustee's Account without regard to such requests.  However, the investment return on the amounts credited to the Trustee's Account shall be the same as the investment return on the investment option(s) in which he elects investment, regardless of whether the Trustee's elections are actually implemented.  In the absence of any investment election by a Trustee, amounts credited to the Trustee's Account will be treated as having been invested in the BlackRock Money Market Fund for purposes of determining the investment return on the amounts.

Title to and beneficial ownership of any assets, whether cash or investments, which the Trust may use to pay benefits hereunder, shall at all times remain in the Trust, and the Trustee and any designated beneficiary shall not have any property interest whatsoever in any specific assets of the Trust.

3.         As of January 31 of the calendar year immediately following the calendar year in which the Trustee ceases to be a Trustee, the Trust (subject to the terms of the Plan) shall: [check one]

☐        pay the Trustee (or his beneficiary) a single-sum amount equal to the balance in the Trustee's Account on that date; or

☐        commence making annual payments to the Trustee (or his beneficiary) for a period of ___ [insert a whole number from two through 10] years.

If the second box is selected, subsequent installments shall be paid as of January 31 of each succeeding calendar year in approximately equal annual installments as adjusted and computed by the Trust in accordance with the terms of the Plan, with the final payment equaling the then remaining balance in the Trustee's Account.

4.         In the event the Trustee dies before payments have commenced or been completed under Section 3, the Trust shall make payment in accordance with Section 3 to the Trustee's designated beneficiary, whose name, address, and Social Security number are:

                                    ___________________________________

                                                            ___________________________________

                                                            ___________________________________

                                                            ___________________________________

If there is no beneficiary designation in effect at the Trustee's death or the designated beneficiary predeceases the Trustee, any amounts in the Trustee's Account shall be paid in a single sum to the Trustee's estate.  If the designated beneficiary dies after beginning to receive installment payments, any amounts payable from the Trustee's Account shall be paid in a single sum to the beneficiary's estate at the beneficiary's death.

5.         This Agreement shall remain in effect with respect to the Trustee's compensation for services performed as a Trustee of the Trust in all future years unless terminated on a prospective basis in writing in accordance with the terms of the Plan.  The Trustee may subsequently elect to defer his compensation by executing a new Deferred Compensation Agreement.  If a new Agreement is entered into which changes the manner in which deferred amounts will be distributed, a new Trustee's Account will be established for purposes of crediting deferrals, income, gains, and losses under the new Agreement.  Any new Agreement shall relate solely to compensation for services performed after the new Agreement becomes effective and shall not alter the terms of this Agreement with respect to the deferred payment of compensation for services performed during any calendar year in which this Agreement was in effect.  Notwithstanding the foregoing, the Trustee may at any time amend the beneficiary designation hereunder by written notice to the Board.

6.         This Agreement constitutes a mere promise by the Trust to make benefit payments in the future, and the right of any person to receive such payments under this Agreement shall be no greater than the right of any unsecured general creditor of the Trust.  The Trust and Trustee intend for this Agreement to be unfunded for tax purposes and for the purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

7.         Any written notice to the Trust referred to in this Agreement shall be made by mailing or delivering such notice to the Trust c/o Jasper R. Frontz, Denver Investment Advisors LLC, 1225 17th Street, 26th Floor, Denver, Colorado 80202 to the attention of the Treasurer with a copy to ALPS Mutual Funds Services, Inc., Attention: Wade Closue, 1625 Broadway, Suite 2200, Denver, Colorado 80202.  Any written notice to the Trustee referred to in this Agreement shall be made by mailing such notice to the Trustee at his last known address, or by any other means which is acknowledged by the Trustee in writing.

8.         This Agreement is subject to all of the terms contained in the Plan as attached hereto and incorporated by reference herein.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                                                                                    WESTCORE TRUST

                                                                                    By:

                                                                                    Title:

                                                                                                                                    , TRUSTEE

                                                                                    (Signature of Trustee)